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                                 EXHIBIT 10.40.3


                              AMENDMENT AND WAIVER

This Amendment and Waiver (the "Agreement") is made as of September 15, 2003 by and between HiEnergy Technologies, Inc., a Delaware corporation (the "Company") and Yocca Patch & Yocca, LLP, a California limited liability partnership (the "Holder").

         WHEREAS, the Company has issued Holder, and Holder continues to hold, promissory notes nos. 1 in the original principal amount of $46, 718.40; 2 in the original principal amount of $147,146.81; 3 in the original principal amount of $41,667.39; and 4 in the original principal amount of $8,537.48 (collectively herein called the "Notes"); and

         WHEREAS, the Company and the Holder desire to extend the maturity date of the Notes to January 15, 2004.

         NOW THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              1. The Company hereby confirms that the obligations under the Notes are valid and continue in full force as expressly amended in the Agreement. The Notes are only amended to the extent expressly set forth in the Agreement.

              2. The Maturity Date of the Notes shall be January 15, 2004, subject to acceleration.

              3. The Maturity Date of the Notes shall also accelerate automatically and without notice in the event any person or group acquires or offers to acquire more than 50% of the voting power of the Company.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed by duly their respective authorized persons.

         HIENERGY TECHNOLOGIES, INC.

By:   /s/ Bogdan C. Maglich
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         Bogdan C. Maglich, CEO



         YOCCA PATCH & YOCCA, LLP

By:   /s/ Nicholas J. Yocca
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         Nicholas J. Yocca, Partner